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                                                              EXHIBIT 1.01





                        COCA-COLA ENTERPRISES INC.
                         (A Delaware Corporation)

                          Senior Debt Securities

                              TERMS AGREEMENT

                                                 Dated:  December 2, 1997


TO:  COCA-COLA ENTERPRISES INC.
     2500 Windy Ridge Parkway
     Atlanta, Georgia 30339

RE:  Underwriting Agreement dated as of September 25, 1996
     -----------------------------------------------------

                          SENIOR DEBT SECURITIES

Title of Senior Debt Securities:      6.95% Debentures Due 2026

Principal amount to be issued:        $250,000,000

Current ratings:                      A3/A+

Interest rate:                        6.95%

Interest payment dates:               Payable on May 15 and November
                                      15 of each year, commencing May
                                      15, 1998

Date of maturity:                     November 15, 2026

Redemption provisions:                N/A

Sinking fund requirements:            None

Delayed Delivery Contracts:           Not authorized

Fee:                                  .875%

Public offering price:                100.243%, plus accrued interest,
                                      if any, from November 15, 1997

Accrued interest from
November 15, 1997 to
December 5, 1997:                     $965,277.78


Underwriting Discount:                $2,187,500.00



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Net Payment by Underwriters
to Coca-Cola Enterprises
Inc.:                                 $249,385,277.78

Closing date and location: December 5, 1997, at 10:00 a.m., New York City time, at the offices of Cleary, Gottlieb, Steen & Hamilton, One Liberty Plaza, New York, New York 10006.

Notice to the Underwriters pursuant to Section 11 of the Underwriting Agreement shall be given to: Deutsche Morgan Grenfell, 31 West 52nd Street, New York, New York 10019, Attention: Brian Duffy.

Place of delivery of Securities: Through the facilities of The Depository Trust Company to the account of Deutsche Morgan Grenfell, 31 West 52nd Street, New York, New York 10019.

Modifications to the Underwriting Agreement:

           The Senior Debt Securities are being sold hereunder pursuant to the Company's registration statements on Form S-3 (No. 33-62757 and No. 333-18569), pursuant to which the Company has registered up to $2,500,000,000 aggregate principal amount of Senior Debt Securities.

           Section 2: Payment for all Senior Debt Securities purchased hereunder shall be made in immediately available funds on the third business day (unless postponed in accordance with the provisions of Section 9) following the date of this Agreement for the account of the Company maintained at Citibank, N.A., New York, New York, account number 38488726.

           Cleary, Gottlieb, Steen & Hamilton, counsel to the Underwriters, will render the opinion referred to in Section 4(b)(2) of the Underwriting Agreement.

           The Senior Debt Securities will trade in The Depository Trust Company's Same-Day Funds Settlement System until maturity, and secondary market trading activity for the Senior Debt Securities will, therefore, settle in immediately available funds. All payments of principal and interest will be made by the Company in immediately available funds.



Each Underwriter listed below severally agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the principal amount of Senior Debt Securities as set forth below opposite its name below:
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                                       6.95% Debentures Due
Underwriter                             November 15, 2026
-----------                           ----------------------

Deutsche Morgan Grenfell Inc.              $84,000,000
Salomon Brothers Inc                       $83,000,000
Lehman Brothers Inc.                       $83,000,000
                                       ---------------------
                                          $250,000,000


                                          DEUTSCHE MORGAN GRENFELL INC.
                                          SALOMON BROTHERS INC
                                          LEHMAN BROTHERS INC.

                                          BY DEUTSCHE MORGAN GRENFELL INC.


                                          BY:  /S/ BRIAN N. DUFFY
                                             -------------------------------
                                             Name:
                                             Title:



ACCEPTED

COCA-COLA ENTERPRISES INC.

BY:  /S/ VICKI R. PALMER
   -------------------------
NAME:  VICKI R. PALMER

TITLE:  VICE PRESIDENT AND TREASURER

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